Exhibit 3.31

ARTICLES OF INCORPORATION

OF

COLE HEALTH CARE, INC.

I.

The name of this corporation is Cole Health Care, Inc.

II.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

III.

The name and address in the State of California of this corporation’s initial agent for service of process is:

Arnold Cole

665 East Sunset Drive North

Redlands, California 92373

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is five thousand (5,000) shares of common stock.

Dated:  October 15, 1985

/s/	Arnold Cole
Arnold Cole, Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/	Arnold Cole
Arnold Cole, Incorporator

HORRIGAN COLE ENTERPRISES, INC.

CERTIFICATE OF AMMENDMENT OF

ARTICLES OF INCORPORATION

OF

COLE HEALTH CARE, INC.

A California Corporation

ARNOLD COLE and ROBERT HORRIGAN, certify that:

1.                                       They are the president and secretary respectively of COLE HEALTH CARE, INC., a California corporation.

2.                                       Article I of the articles of incorporation of this corporation is amended to read as follows:

“The name of this corporation is HORRIGAN COLE ENTERPRISES, INC.”

3.                                       The foregoing amendment of articles of incorporation has been approved by the Board of Directors of COLE HEALTH CARE, INC.

4.                                       The amendment has been approved by 100% of the outstanding shares of this corporation in accordance with the Corporation Code of California.  The corporation has only one class of shares.  Each outstanding share is entitled to one vote.  The corporation has 1,000 outstanding shares and, hence the total number of shares entitled to vote with respect to the amendment was 1,000.  The number of shares voting in favor of the amendment exceeded the vote required in that the affirmative vote of a majority, that is more than 50% of the outstanding shares is required for approval of the amendment and the amendment was approved by affirmative vote of 1,000 shares or 100% of the outstanding shares of the corporation.

/s/ Arnold Cole
Arnold Cole, President

/s/ Robert Horrigan
Robert Horrigan, Secretary

Each of the undersigned declare under penalty of perjury under the laws of the State of California, that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:             September 22, 1986

/s/ Arnold Cole
Arnold Cole, President

/s/ Robert Horrigan
Robert Horrigan, Secretary